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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): DECEMBER 1, 2004


                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)


             TEXAS                         333-88577             74-2684967
(State or other jurisdiction of           (Commission           (IRS Employer
        incorporation)                    File Number)       Identification No.)

             13710 FNB PARKWAY
              OMAHA, NEBRASKA                                   68154-5200
   (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300


                           ---------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS

         On December 1, 2004, we redeemed $75 million of the 6.25% senior notes due 2007 utilizing our existing bank credit facility. On November 30, 2004, we issued an equity cash call to our partners in the total amount of $75 million to be paid on December 22, 2004. This additional equity contribution will be utilized to repay our existing bank debt and thereby reduce our debt leverage in light of existing business conditions. This equity contribution will reduce the previously approved 2007 equity cash call from $90 million to $15 million.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NORTHERN BORDER PIPELINE COMPANY
                                        By: Northern Plains Natural Gas Company,
                                            Operator


Date:  December 2, 2004                 By: /s/  Jerry L. Peters
                                            ------------------------------------
                                        Name:  Jerry L. Peters
                                        Title: Vice President, Finance and
                                               Treasurer